Exhibit 99.(a)(37)

MORGAN STANLEY INSTITUTIONAL FUND, INC.

ARTICLES OF AMENDMENT

MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: Pursuant to the authority contained in Section 2-605(a)(2) of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”), the Board of Directors of the Corporation at a meeting duly convened and held on February 27-28, 2008 approved the change of the names of the Focus Equity Portfolio and the U.S. Large Cap Growth Portfolio, each a portfolio of common stock of the Corporation, to the Focus Growth Portfolio and the Capital Growth Portfolio, respectively.

THIRD: The Corporation desires to, and does hereby, amend its Articles of Restatement as currently in effect (the “Charter”) pursuant to Sections 2-601 et seq. of the MGCL to change the names of the portfolios of common stock of the Corporation referred to above by deleting from the Charter the existing Article FIFTH, Section 3 in its entirety, and inserting in lieu thereof, the following new Article FIFTH, Section 3:

3.  Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated the following portfolios of the Corporation and for certain of which has designated two classes of shares of Common Stock of the Corporation. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:

NUMBER OF SHARES OF
COMMON STOCK
CLASSIFIED AND
NAME OF CLASS	ALLOCATED

Active International Allocation Portfolio – Class I	500,000,000 shares
Active International Allocation Portfolio – Class P	500,000,000 shares
Capital Growth Portfolio – Class I	500,000,000 shares
Capital Growth Portfolio – Class P	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio – Class I	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio – Class P	500,000,000 shares
Disciplined Large Cap Value Active Extension Portfolio – Class H	500,000,000 shares
Emerging Markets Debt Portfolio – Class I	500,000,000 shares
Emerging Markets Debt Portfolio – Class P	500,000,000 shares
Emerging Markets Debt Portfolio – Class H	500,000,000 shares
Emerging Markets Portfolio – Class I	500,000,000 shares
Emerging Markets Portfolio – Class P	500,000,000 shares
Focus Growth Portfolio – Class I	500,000,000 shares
Focus Growth Portfolio – Class P	500,000,000 shares
Global Franchise Portfolio – Class I	500,000,000 shares
Global Franchise Portfolio – Class P	500,000,000 shares
Global Real Estate Portfolio – Class I	500,000,000 shares
Global Real Estate Portfolio – Class P	500,000,000 shares
Global Real Estate Portfolio – Class H	500,000,000 shares
Global Value Equity Portfolio – Class I	500,000,000 shares
Global Value Equity Portfolio – Class P	500,000,000 shares
International Equity Portfolio – Class I	500,000,000 shares
International Equity Portfolio – Class P	500,000,000 shares
International Growth Active Extension Portfolio – Class I	500,000,000 shares
International Growth Active Extension Portfolio – Class P	500,000,000 shares
International Growth Active Extension Portfolio – Class H	500,000,000 shares
International Growth Equity Portfolio – Class I	500,000,000 shares
International Growth Equity Portfolio – Class P	500,000,000 shares
International Magnum Portfolio – Class I	500,000,000 shares
International Magnum Portfolio – Class P	500,000,000 shares
International Real Estate Portfolio – Class I	500,000,000 shares
International Real Estate Portfolio – Class P	500,000,000 shares
International Small Cap Portfolio – Class I	1,000,000,000 shares
Large Cap Relative Value Portfolio – Class I	500,000,000 shares
Large Cap Relative Value Portfolio – Class P	500,000,000 shares
Small Company Growth Portfolio – Class I	500,000,000 shares
Small Company Growth Portfolio – Class P	500,000,000 shares
Systematic Active Large Cap Core Portfolio – Class I	500,000,000 shares
Systematic Active Large Cap Core Portfolio – Class P	500,000,000 shares
Systematic Active Small Cap Core Portfolio – Class I	500,000,000 shares

Systematic Active Small Cap Core Portfolio – Class P	500,000,000 shares
Systematic Active Small Cap Growth Portfolio – Class I	500,000,000 shares
Systematic Active Small Cap Growth Portfolio – Class P	500,000,000 shares
Systematic Active Small Cap Value Portfolio – Class I	500,000,000 shares
Systematic Active Small Cap Value Portfolio – Class P	500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio – Class I	500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio – Class P	500,000,000 shares
Systematic Large Cap Core Active Extension Portfolio – Class H	500,000,000 shares
U.S. Real Estate Portfolio – Class I	500,000,000 shares
U.S. Real Estate Portfolio – Class P	500,000,000 shares
U.S. Small/Mid Cap Value Portfolio – Class I	500,000,000 shares
U.S. Small/Mid Cap Value Portfolio – Class P	500,000,000 shares
Total	26,500,000,000 shares

FOURTH: The foregoing amendments to the Charter as set forth in these Articles of Amendment are limited to changes expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors, without action by the stockholders.

FIFTH: These Articles of Amendment shall be effective upon the later of May 1, 2008 or the time that the Department accepts these Articles of Amendment of record.

SIXTH: These Articles of Amendment do not increase the authorized stock of the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 22nd day of April, 2008.

MORGAN STANLEY INSTITUTIONAL FUND, INC.

By:	/s/ Ronald E. Robison
Ronald E. Robison
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of MORGAN STANLEY INSTITUTIONAL FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Ronald E. Robison
Ronald E. Robison
President

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